UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2023

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tejon Ranch Co. has appointed Brett A. Brown, age 58, as Executive Vice President and Chief Financial Officer. Mr. Brown will join the Company on May 8, 2023, and will assume the position from current CFO Allen Lyda, who will continue his other responsibilities as Executive Vice President and Chief Operating Officer.

Mr. Brown was most recently Executive Vice President, Chief Financial Officer, and Treasurer at Alexander & Baldwin, Inc. (NYSE: ALEX), from May 2019 to November 2022.

Over the course of more than three decades, Mr. Brown has worked exclusively in the real estate industry, both with public and privately held companies, as well as Real Estate Investment Trusts.

In addition to Alexander & Baldwin, Mr. Brown worked for PREP Property Group from February 2018 to May 2019 and prior to PREP worked 13 years with IRC Retail Centers/Inland Real Estate Corporation (NYSE: IRC) in Oak Brook, Illinois, where he also served as Executive Vice President, Chief Financial Officer, and Treasurer.

Mr. Brown earned a Bachelor of Science, Accountancy, from Northern Illinois University. He is a member of the National Association of Real Estate Investment Trusts, International Council of Shopping Centers, and the American Institute of Certified Public Accountants.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of the Company dated May 5, 2023, announcing the Company’s appointment of a new Executive Vice President and Chief Financial Officer.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, Chief Operating Officer/ Chief Financial Officer

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